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March 18, 2002

Arthur Kobrin, Treasurer
CYBERCARE, Inc.
2500 Quantum Lake Drive, Suite 1000
Boynton Beach, Florida 33426

Dear Mr. Kobrin:

Peach Consulting, Inc. has an agreement with Kerry Cianos, a contractor with CyberCare Inc. stating that he can't work directly for CyberCare until one year after his contract expires. I understand CyberCare has made an offer to Kerry Cianos for a permanent position and I understand he has accepted said offer.

Peach Consulting, Inc. will release Kerry Cianos from his agreement thus allowing him to accept the offer and become a full time employee effective March 25, 2002. It is acceptable by Peach Consulting, Inc. as a condition of this release to award 5,000 restricted shares of CyberCare stock made payable to and in the name of Daniel E. Sheppard. It is further agreed that shares will be issued no later than ninety days from March 25, 2002. This release is based upon the receipt of a letter from you indicating your agreement of the terms of the release as stated.

Respectfully,



Daniel E. Sheppard
Peach Consulting, Inc.
President/CEO
30 Gardenia Ct
Oxford, GA 30054
678.342.3888 fax